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                                                                   EXHIBIT 10.33

                         DEPARTMENT OF VETERANS AFFAIRS
                           NATIONAL ACQUISITION CENTER
                           PO BOX 76, BLDG. 37, 90N-M3
                                 HINES, IL 60141

March 8, 2002



Timm Medical Technologies, Inc.
DBA:  Osbun Medical
Attn:  Gerald R. Mattys
6585 City West Parkway
Eden Prairie, MN 55344

Dear Mr. Mattys:

Enclosed is your copy of Blanket Purchase Agreement (BPA) VANAC-90NCPR-02-0001 for Vacuum Erection Devices. The BPA's effective dates are April 1, 2002 to March 31, 2005.

We are pleased to hear that Timm will be sending a representative to our VISN Prosthetic Representatives Meeting in Las Vegas. I will call Cameron Johnson as soon as I receive the final times and dates of the meeting.

If you have any questions or concerns, please call me at (708) 786-5253 or e-mail patricia.benson@med.va.gov.

Sincerely,

   /s/ PATRICIA BENSON

Patricia Benson
Contracting Officer
National Contracts Service
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DEPARTMENT OF VETERANS AFFAIRS
VACUUM ERECTION DEVICES
BLANKET PURCHASE AGREEMENT
REQUEST FOR QUOTATION

RFQ NO. NCPR000001                      BPA NO. VANAC-90NCPR-02-001

CONTRACT NO. V797P-3456K                DUE DATE:  November 26, 2001

This is a request for a Blanket Purchase Agreement (BPA) quotation pursuant to Clause I-FSS-646-A of your Federal Supply Schedule (FSS) contract. The Department of Veterans Affairs (VA) Prosthetics and Sensory Aids Service (PSAS) intends to establish a national mandatory source for Vacuum Erection Devices
(VED) for PSAS and to secure the lowest price possible for these products. PSAS intends to standardize on VEDs that will be evaluated and determined to meet PSAS's needs. Upon reaching mutual agreement on price and terms, this document will be executed by both parties thereby making the BPA effective.

      1. SCOPE

      The following provides an overview of the terms and conditions of this BPA request:

      a) In exchange for becoming a mandatory source, VA requests additional price considerations for VEDs.
      b) All sales under this agreement will be attributable to the BPA Contractor's current FSS contract and subject to the Industrial Funding Fee (IFF).
      c) A BPA will be established with the offeror whose quote offers the best overall value to VA, considering product conformity to specifications, availability of patient education and post treatment follow up, price, and past performance.
      d) This BPA, including product prices and other terms and conditions, is public information and is releasable under the Freedom of Information Act (FOIA). Procurement related information, including negotiations, shall be treated as confidential and shall not be disclosed except as required by applicable laws and regulations.
      e)    Specifications:
            1.    Single-handed operation
            2.    Manually controlled
            3.    Must have pressure release valve
            4.    Includes several sizes of bands
      f)    Evaluation Factors: See Attachment A

2.    PERIOD OF AGREEMENT

      This BPA is effective 45 days after (or earlier by mutual consent) the date signed by the Government and expires two years thereafter or at the end of the FSS contract period (including extensions, if any), whichever is earlier. If a new FSS contract is awarded to Contractor before this BPA expires, the parties by mutual agreement may establish a follow-on BPA against the new FSS contract for the remaining term of this BPA. The follow-on BPA shall cover the products covered by this BPA and shall contain terms and conditions substantially the same as the terms and conditions of this BPA. The maximum term of this BPA and follow-on BPA, if any, shall be two years from the effective date of this BPA. A Government review of the estimated purchases and the corresponding discounts for this BPA will be performed annually. If a follow-on BPA is contemplated, a review of the estimated purchases and the corresponding discounts will be performed before the follow-on BPA is established and annually thereafter.
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3.    PRODUCT EVALUATION

      PSAS and the National Acquisition Center will evaluate sample VEDs which are offered in response to this offer. See Attachment A.

4.    UNINTERRUPTED SOURCE OF SUPPLY

      By signing this BPA, the offeror guarantees to provide an uninterrupted source of supply of the originally awarded item(s) to satisfy PSAS's requirement for the performance period of the awarded BPA. If, however, the contractor determines to terminate production of the awarded item(s) and contemplates replacement with alternative item(s), VA reserves the right to evaluate the potential replacement item(s). There is no guarantee that VA will evaluate any replacement item(s) favorably. If VA determines the replacement item(s) is unacceptable, the individual item(s) or the entire BPA may be cancelled.

5.    ESTIMATED VOLUME

      PSAS's Data Validation Group (DVG) indicates the estimated annual volume of purchases is approximately 16,000 units.

6.    AGGREGATE PURCHASES LESS THAN ESTIMATED VOLUME OF PURCHASES.

      If the Government does not achieve the estimated volume of purchases, the Contractor hereby waives any right to collect the difference in price between the actual level achieved and the anticipated level.

7.    AWARD ON INITIAL OFFERS

      The Government intends to evaluate proposals and award a BPA without discussions with offerors (except communications conducted for the purpose of minor clarifications). Therefore, each initial offer should contain the offeror's best price. However, the Government reserves the right to conduct discussions at the contracting officer's discretion.

8.    EXTENT OF OBLIGATION

      The Government is obligated only to the extent of authorized purchases made under this BPA. This BPA does not obligate any funds.

9.    SALES REPORTS

      The contractor's quarterly reports of sales will also include these purchases and reflect the appropriate discount given.

10.   NOTICE OF INDIVIDUALS AUTHORIZED TO PURCHASE UNDER THE BPA

      Any individual who has authorized ordering/contracting authority, on behalf of VA's PSAS to place delivery (purchase) orders may use this BPA.

11.   ORDERING METHOD

      Orders will be placed against this BPA via Electronic Data Interchange
      (EDI), if the contractor has this capability; facsimile; in writing; or by phone.
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12.   DELIVERY TICKETS

      Unless otherwise agreed to, all deliveries under this BPA must be accompanied by delivery tickets or sales slips that must contain the following information as a minimum:

            a)    Name of contractor
            b)    Contract Number
            c)    BPA Number
            d)    Model Number or National Stock Number (NSN)
            e)    Purchase Order Number
            f)    Date of Purchase
            g) Quantity, unit price, and extension of each item (unit prices and extensions need not be shown when incompatible with the use of automated systems, provided that the invoice is itemized to show the information); and
            h)    Date of shipment

13.   INVOICES

      An itemized invoice shall be submitted to the VA billing address listed on each deliver (purchase) order. The requirement of a proper invoice are as specified in the FSS contract. The itemized invoice shall identify the delivery ticket or packing list, ship-to-address of supplies, the BPA number, and the delivery (purchase) order number assigned by the individual facility at the time of ordering.

14.   REPORTS

      The contractor shall provide a quarterly report of sales broken out for each medical center within 30 days after the close of each quarter's business. Reports should reflect total sales by line item number for each medical center. Reports shall be sent to the following address:

           Department of Veterans Affairs
           National Acquisition Center
           National Contracts Division (90N-C-PR)
           P.O. Box 76, Hines, IL 60141-0076

15.   BPA MODIFICATIONS

      This BPA may be modified by mutual agreement of the Government and Contractor. Each such modification shall be in writing, issued by the VA National Acquisition Center, and signed by the Government and the Contractor. Modifications shall become effective on the date signed by the Government.

16.   CANCELLATION

      Each party may terminate this agreement at any time by giving to the other written notification of its intent to do so, not less than 30 days prior to the effective date of the termination.

17.   ORDER OF PRECEDENCE

      All FSS contract terms and conditions apply to this BPA unless modified by the BPA. The terms and conditions of this BPA apply to all purchases made pursuant to it. In the event of an inconsistency between the provision of this BPA and the Contractor's invoice, the provisions of this BPA will take precedence.

18.   DEADLINES FOR QUOTES

      Contractor quotations are to be delivered no later than 4.00 p.m. (CST) on November 26, 2001. Quotes submitted after this time will not be considered. Quotes may be faxed or mailed to the address listed below. If faxed, an original document with signatures must be submitted to the a timely manner.

Timm Medical Technologies, Inc.


/s/ GERALD R. MATTYS                              21 Nov 01
-----------------------------------------     ---------------------------------
Gerald R. Mattys                              Date Signed
Authorized Negotiator

/s/ (Illegible)                                   2/26/02
-----------------------------------------     ---------------------------------
Government Contracting Officer                Date Signed

VA National Acquisition Center
ATTN:  Patricia Benson
National Contracts Service
1st  Avenue, One Block North of Cermak
Building 37
Hines, IL 60141

Telephone:        (708) 786-5253
Fax:              (708) 786-5256

                        ADDITIONAL INFORMATION REQUESTED

Company Name:                     Timm Medical Technologies, Inc.
                                  DBA: Osbon Medical
                                  6585 City West Parkway
                                  Eden Prairie, MN 55344

Phone:                            (952) 947-9410, (800) 683-8938, (800) 344-9688

Facsimile:                        (952) 947-9411

Contractor Number:                V797P-3456K

Expiration Date of FSS Contract:  January 31, 2004

Business Size:                    Small (less than 100 employees)

Payment Terms:                    2%-30 ARO [No Change from FSS]

Delivery:                         Within 30 days [No Change from FSS]

Emergency Delivery:               Within 5 days ARO [No Change from FSS]

Minimum Order:                    $100 [No Change from FSS]

Are any of the items offered under this BPA foreign?  NO

Does your company currently accept the Government Credit Card?  YES

Is your company EDI capable?  YES

                                  ATTACHMENT A

                      (a) Vacuum Erection Device Quotation

Product:                   Osbon Erecaid(R)
                           Esteem(TM) Manual System

Model Number:              1130

Offered price:             $79.95

Specifications:
                           Stated:
                           1.  Single-handed operation
                           2.  Manually controlled
                           3.  Pressure release valve`
                           4.  Four different sizes and tensions of bands

                           Additional Specifications:
                           1.  Easy-action tension band (ring) loader
                           2.  Tube of Osbon personal lubricant
                           3.  Travel case
                           4.  Patient instructional video and user guide

Additional Warranties:

l. During the term of this BPA, Timm Medical will maintain a medically certified domestic field organization of no less than 30 certified Clinical Technicians, to perform clinical applications/demonstrations to any and all VA patients purchasing, or having already purchased, an Osbon VED.

2. To ensure that product warranty obligations will be met for the life of any Osbon VED purchased by the VA, Timm Medical will maintain a working capital level of no less than $2 million for the duration of this BPA.

3. During the term of this BPA, Timm Medical will maintain $5,000,000 of comprehensive liability coverage on all VED products and related services.

               (c) Patient Education and Post Treatment Follow-up

Included in the Offered Price are the following services:

1.    PATIENT TRAINING

            The American Urological Association recommends any men interested in trying vacuum therapy to be given individual instruction in its use. Patients who rely on the manufacturer's printed or videotaped instructions are less likely to master the use of the vacuum device than those given a demonstration by a physician or experienced technician.

            Erectile Dysfunction Guidelines Developed for Primary Care by the Department of Veteran Affairs (May, 2000) states "The successful utilization of a vacuum tumescence device depends on appropriate patient education and counseling . . . Compliance and acceptance of the therapy have been shown to be dependent on individualized instruction . . . by a fully trained, qualified instructor . . . Qualified instructors may include urologists, physician extenders, nurse specialists, or certified manufacturer representatives."

Because the quality of the patient training is only as good as the quality of the training of the individuals delivering that patient training, Timm Medical has established a training standard that is second to none. The Osbon Vacuum products are solicited and detailed by professionally trained Clinical Technicians who complete a certification process accredited by the Certification Board of Urologic Nurses and Associates. No other vacuum device company offers this accreditation nor meets the requirements for accreditation. This certification process includes annual product and medical-condition education. Participants in the training are required to demonstrate their knowledge before being permitted to participate in patient consultations. Copies of the stringent qualifications for clinical certification and our current CBUNA certificate are attached (Addendum A-l).

Timm's unique training program ensures that VA patients will receive proper instruction in the use and maintenance of their Osbon vacuum device, optimizing patient satisfaction. Timm Medical will guarantee that a certified clinical technician will be available to each VA patient prior to, and following, the dispensing an Osbon ErecAid Esteem Manual System.

2. 24 HOUR PATIENT SUPPORT

Timm Medical provides toll-free, 24-hour, 7 day-a-week patient support services, available to all registered Osbon ErecAid owners, staffed by Certified Osbon Technical Advisors. These personnel are supervised by Board Certified Urologists who are available to augment and lend expertise to any impotence training provided by VA healthcare professionals.

3. PATIENT FOLLOW-UP

Timm Medical's certified Technical Advisor's conduct post-purchase customer follow-up (via phone and mailer) to ensure that all patient questions and concerns have been addressed. Any VA patient receiving an Osbon ErecAid System may request additional product demonstrations, performed by their certified Clinical Technician.

Through computer registration and voluntary responses to questionnaires, Timm Medical has gathered the most comprehensive patient information database available. This data was first published in medical literature in 1989. With hundreds of thousands of ErecAid Systems prescribed, this database represents the largest single source of significant medical information validating the use of vacuum therapy in the medical management of erectile dysfunction. The Osbon ErecAid System claims a substantial body of clinical studies from hospitals and universities in many countries which support an effectiveness rating of over 90% for erectile dysfunction of almost any etiology. THE OSBON ERECAID SYSTEM IS THE ONLY EXTERNAL VACUUM DEVICE TO HAVE OVER 20 PUBLISHED STUDIES DOCUMENTING SAFETY, EFFECTIVENESS AND PATIENT ACCEPTANCE.

4. PROFESSIONAL EDUCATIONAL MATERIAL

Timm Medical provides, free-of-charge, comprehensive educational materials on the causes and treatments of erectile dysfunction to VA healthcare professionals. This information is available in both booklet and video form.

A sample of this information (i.e. the Couple's Guide for the treatment of Erectile Dysfunction) is enclosed (Addendum A-4).

5. REGULATORY COMPLIANCE (MANUFACTURING STANDARDS)

Timm Medical's facilities are well equipped and registered to produce FDA Class I, II and III medical devices, with full ISO 9001, EN 46001 and CE mark certifications. Timm Medical is routinely inspected by the FDA, and has always maintained a "good standing" rating.

6. 90 DAY REFUND POLICY

All Osbon vacuum devices carry an unmatched 90-day refund policy. The policy provides for a 100% refund if the patient is not completely satisfied. In the VA's case, Timm Medical will refund the VA by either replacing a returned system with a new System or, at the discretion of the VA, by issuing a credit.

7. LIFETIME WARRANTY

Timm Medical provides a lifetime warranty on the major components of each Osbon ErecAid System. All registered owners may return the components directly to Timm Medical for free replacement.

8. LIABILITY INSURANCE

Timm Medical maintains $5,000,000 of comprehensive liability coverage on all products and services. In addition to the stringent professional training, product quality, and regulatory compliance specifications delineated above, Timm Medical's Product and Professional Liability Underwriting Standards include the following requirements:

A.  Quality Control Standards
-     regularly survey customers on product and service satisfaction
-     monitor customer phone calls for quality of service
-     proactively solicit customer registration and communication
- inspect all raw materials and components and institute quality testing as dictated under Military Standard 105-E for components delivered by suppliers
- inspect and investigate all returned product and components to allow for continuous improvement

B. Product Safety

To date, no serious injury from the use of an Osbon ErecAid System has ever been reported from over 450,000 owners. Product design also contributes to user safety. The vacuum mechanism has a built-in limiter, a vacuum release valve, and cylinder inserts for appropriate sizing and comfort. To enhance customer safety, Timm Medical retains Board Certified Urologists who educate Timm employees, physicians and the general public on the diagnosis, evaluation and treatment options. Timm's Medical Directors are also responsible for the administration of the Certification Board for Urologic Nurses and Associates accredited certification program. Timm Certified Clinical Technicians train and educate patients on the proper use of the Osbon ErecAid System in a clinical setting. CBUNA is the organization which accredits urology nurses and physician assistants.

C. Loss Experience

There has never been a claim paid for an injury nor has a lawsuit ever gone to trial.

D. Approval Listings

The required 510(k) documents were submitted to the U.S. Department of Health and Human Services, which subsequently determined that all impotence management products made by Timm could be advertised and sold in the marketplace. Marketing permission is subject to the company's adherence to the general controls provisions of the Federal Food, Drug and Cosmetic Act. Those provisions include regulations regarding annual registration, listings of devices, good manufacturing practices, and specific standards regarding labeling, misbranding, and adulteration of devices. The Osbon ErecAid was the first external vacuum device to receive marketing approval under federal guidelines.

E. Recall Procedures

The recall policy of Timm Medical is in full compliance with the FDA's Recall Guidelines Section 7.40 of code of Federal Regulation. The company agrees that a recall, a market withdrawal, or stock recovery is an effective method of protecting the public health and well being from products deemed to present a risk of injury, gross deception or other defect.

F. Medically Accredited Training Program and Full Time Medical Staff

Timm Medical retains Board Certified Urologists who oversee the accredited certification program for clinical technicians and technical advisors. This program is accredited by CBUNA testing body for the urologic health professionals.

                                                                       FILE COPY

DEPARTMENT OF VETERANS AFFAIRS
VACUUM ERECTION DEVICES
BLANKET PURCHASE AGREEMENT (BPA)
REQUEST FOR QUOTATION

RFQ NO. NCPR000001                  BPA NO. VANAC-90NCPR-02-001
AMENDMENT 1

Several Veteran's Integrated Service Networks (VISN) have committed to purchase VEDs through VISN level BPAs for a one year period that expires September 30, 2002. These VISNs will not begin to purchase under this BPA until October 1, 2002.

This exclusion could decrease the Government's estimate for the first year of the BPA by approximately 4,000 units.

Also, this Amendment increases the term of the Blanket Purchase Agreement from two years to three years.

Since this Amendment may affect prices offered, offerors may change their offered prices by contacting the Contracting Officer in writing by December 13, 2001.

_____________   We are not changing our original offered price.

______x______   We are changing our original offered price to $89.95.
                (Effective until 9/30/02. After September 30, price will decrease to original proposed bid price of $79.95 for remainder of 3 year term)

/s/ STEPHEN P. ZASTROW
------------------------------------
Signature

Stephen P. Zastrow
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Name (Printed)

Timm Medical Technologies
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Company Name

12-12-01
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Date